Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-129556) pertaining to the 2005 Equity Incentive Award Plan, 2002 Equity Incentive Plan, and 2000 Stock Incentive Plan of Cbeyond, Inc.;

(2) Registration Statement (Form S-8 No. 333-142562) pertaining to the 2005 Equity Incentive Award Plan of Cbeyond, Inc.;

(3) Registration Statement (Form S-8 No. 333-150938) pertaining to the 2005 Equity Incentive Award Plan of Cbeyond, Inc.;

(4) Registration Statement (Form S-8 No. 333-170372) pertaining to the 2005 Equity Incentive Award Plan of Cbeyond, Inc.; and

(5) Registration Statement (Form S-8 No. 333-172737) pertaining to the 2005 Equity Incentive Award Plan of Cbeyond, Inc.

of our reports dated March 7, 2012, with respect to the consolidated financial statements of Cbeyond, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Cbeyond, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 7, 2012